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                                                                 EXHIBIT 10.46

                             TRACTOR SUPPLY COMPANY

                            2000 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                     GENERAL

           SECTION 1.1 PURPOSE. The purpose of this 2000 Stock Incentive Plan (the "Plan") is to provide certain officers, directors and key employees of Tractor Supply Company (the "Company") and certain of its Affiliates (if any) with an incentive to maintain and enhance the long-term performance and profitability of the Company and to closely align their interests with the long-term interests of the Company's stockholders.

           SECTION 1.2 ADMINISTRATION.

           (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which committee shall consist of two or more directors, and, to the extent necessary to comply with (i) Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") or any successor rule thereto, each director shall be a "non-employee director" within the meaning of the Act, and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each director shall be an "outside director" within the meaning of the Code. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

           (b) The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Plan agreements executed pursuant to Sections 2.3 and 2.9, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all determinations necessary or advisable in administering the Plan, and
(v) correct any defect, supply any omission and reconcile any inconsistency in the Plan.

           (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

           (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

           SECTION 1.3 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers, directors and executive, managerial or professional employees ("key personnel") of the Company or its Affiliates (if any) as the Committee shall, in its sole discretion, select.

           SECTION 1.4 TYPES OF AWARDS UNDER THE PLAN.

           (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), and (iv) restricted stock awards, all as more fully set forth in Article II.

           (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Section 83 of the Code, or (ii) options intended to qualify for incentive stock option treatment described in Code Section 422.

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           (c) All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall be regarded as a nonqualified stock option appropriately granted under the Plan, provided that such option (or portion thereof) otherwise satisfies the terms and conditions of the Plan relating to nonqualified stock options generally.

           SECTION 1.5 SHARES AVAILABLE FOR AWARDS.

           (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), no more than an aggregate of 1,000,000 shares of Common Stock may be issued with respect to options, unrelated stock appreciation rights and restricted stock awards granted under the Plan. Shares of Common Stock covered by options, unrelated stock appreciation rights or restricted stock awards granted under the Plan which expire, terminate or are forfeited or cancelled for any reason whatsoever (other than an option or part thereof which is cancelled by the Committee and for which cash is paid in respect thereof pursuant to
Section 2.5(f)) shall again become available for awards under the Plan.

           (b) Shares of Common Stock that shall be subject to issuance pursuant to the exercise of options or stock appreciation rights or the grant of restricted stock awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

           (c) Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any award of options, stock appreciation rights or restricted stock under the Plan and issue a new award in substitution therefor upon such terms as the Committee may determine in its sole discretion, provided that the substituted award satisfies all applicable Plan requirements as of the date such new award is made.

           (d) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), no grantee may be granted an option or unrelated stock appreciation right under the Plan in any one calendar year if the shares of Common Stock underlying such option or unrelated stock appreciation right, when added to the shares of Common Stock underlying all of the other grants of options and unrelated stock appreciation rights to the grantee in the same calendar year, exceed 50,000 shares of Common Stock.

           SECTION 1.6 DEFINITIONS OF CERTAIN TERMS.

           (a) The term "Affiliate" as used herein means any person or entity that, at the time of reference, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

           (b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

           (c) The term "fair market value" as used herein as of any date and in respect of any share of Common Stock shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, the closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if the Common Stock is not listed on any such established stock exchange or national market system, the fair market value of the Common Stock as determined in good faith by the Committee.





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                                   ARTICLE II

                                 STOCK OPTIONS;
                           STOCK APPRECIATION RIGHTS;
                             RESTRICTED STOCK AWARDS

           SECTION 2.1 GRANT OF STOCK OPTIONS.

           (a) The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. Notwithstanding anything contained herein to the contrary, the Committee may grant incentive stock options only to employees of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section
424).

           (b) Each director of the Company who is not an employee of the Company or an Affiliate shall be granted (i) a nonqualified stock option for 3,500 shares of Common Stock upon initial election to the Board of Directors, and (ii) a nonqualified stock option for 1,500 shares of Common Stock on an annual basis (typically the fourth Wednesday following the end of each fiscal year). Such options shall become exercisable with respect to 33 1/3% of the shares of Common Stock subject thereto (rounded down to the next lower full share) on the first anniversary date of grant, an additional 33 1/3% of the shares of Common Stock subject thereto (rounded down to the next lower full share) on the second anniversary of the date of grant, and 100% exercisable on the third anniversary of the date of grant. Such options shall terminate and cease to be exercisable on the tenth anniversary of the date of grant. All options granted pursuant to this Section 2.1(b) shall have an option exercise price per share of 100% of the fair market value of a share of Common Stock on the date the option is granted. Notwithstanding the foregoing, these automatic grants, which are comparable to those currently enjoyed by such directors under the Company's 1994 Stock Option Plan, will not begin until no further grants are available under the Company's 1994 Stock Option Plan.

           (c) Notwithstanding anything contained herein to the contrary, except as provided in Section 2.1(b), no member of the Committee shall receive any award under the Plan.

          SECTION 2.2 GRANT OF STOCK APPRECIATION RIGHTS.

           (a) The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the option or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right) over (ii) the aggregate appreciation base (determined pursuant to Section 2.3(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

           (b) The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right) over (ii) the aggregate appreciation base (determined pursuant to Section 2.3(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.





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           (c) Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise) iii) partly in the manner provided in clause (i) and partly in the manner provided in clause (ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

           SECTION 2.3 AGREEMENTS EVIDENCING STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

           (a) Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements ("Plan agreements") which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

           (b) Each Plan agreement with respect to the granting of an option or an unrelated stock appreciation right shall set forth the number of shares of Common Stock subject to the option or unrelated stock appreciation right granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

           (c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

           (d) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right shall in no event be less than (i) in the case of an unrelated stock appreciation right, 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.

           SECTION 2.4 EXERCISE OF RELATED STOCK APPRECIATION RIGHT REDUCES SHARES SUBJECT TO OPTION. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

           SECTION 2.5 EXERCISABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Subject to the other provisions of the Plan:

           (a) Each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, such periods and conditions to be determined by the Committee in its discretion; provided, however, that, except as provided in Section 3.11, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant.

           (b) Notwithstanding the foregoing or any other provision of the Plan, no Plan agreement shall permit an option or stock appreciation right to be exercisable more than 10 years after the date of grant.

           (c) Subject to any restrictions imposed by the applicable Plan agreement, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

           (d) Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

           (e) An option or stock appreciation right shall be exercisable by the filing of a written notice




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of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with
Section 2.6. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an option or stock appreciation right shall be the date the Company receives such written notice of exercise.

           (f) If and to the extent that the applicable Plan agreement so provides: At any time after the Company's receipt of written notice of exercise and prior to the "option exercise date" (as defined in Section 2.6(a)), the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel the option or any part thereof subject to the notice of exercise if the Committee, in its sole judgment, determines that legal or contractual restrictions or blockage or other market considerations would make the Company's acquisition of Common Stock from, or the grantee's sale of Common Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel the option or any part thereof subject to the notice of exercise, the Company shall pay to the grantee an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the option or part thereof cancelled (determined as of the option exercise date) over (ii) the aggregate option exercise price of the shares of Common Stock subject to the option or part thereof cancelled. Such amount shall be delivered to the grantee as soon as practicable after such option or part thereof is cancelled.

           SECTION 2.6 PAYMENT OF OPTION PRICE.

           (a) Unless the applicable Plan agreement otherwise provides or the Committee, in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased. If the applicable Plan agreement provides, or the Committee determines, that the full amount of the option exercise price shall be paid on the option exercise date, the grantee shall have no right to pay the option exercise price, or to receive shares of Common Stock with respect to an option exercise, prior to the option exercise date. For purposes of the Plan, the "option exercise date" shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Company.

           (b) Payment of the option exercise price shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's discretion be deemed conditional; and (iii) if and to the extent provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require, as a condition of accepting any such delivery of shares of Common Stock, that the grantee furnish, if so requested by the Committee, an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under
Section 16(b) of the Act and does not require any Consent (as defined in Section 3.2(b)). Payment in accordance with clause (i) of this Section 2.6(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the grantee furnish, if so requested by the Committee, an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 3.2(b)). As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock so purchased, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

           SECTION 2.7 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the other provisions of the Plan and except as the applicable Plan agreement may otherwise provide:

           (a) General Rule. All of a grantee's outstanding options and stock appreciation rights under





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the Plan shall terminate upon his or her termination of employment or service for any reason (including death) except to the extent post-employment or post-service exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is exercisable immediately prior to the grantee's termination of employment or service for any reason.

           (b) Improper Activity; Quits. If the grantee's employment or service is terminated for cause or if the grantee quits, whether or not he or she is a party to a written contract, all options and stock appreciation rights granted to such grantee shall terminate and expire on the day the grantee's employment or service terminates. For purposes of this Section 2.7, a grantee's employment or service shall be deemed to have been terminated for "cause" if he or she is discharged on account of fraud or embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Affiliate, or for violation of a policy of the Company or any Affiliate or for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Affiliate (whether or not such acts constitute "cause" pursuant to any written contract with the grantee) or if he or she is discharged for "cause" or any like term as defined in any written contract with the grantee.

           (c) Regular Termination; Leaves of Absence. If the grantee's employment or service terminates for reasons other than as provided in subsection (b) above or subsection (d) below, the vested portion of options and stock appreciation rights granted to such grantee may be exercised until the earlier of (i) three months after the day the grantee's employment or service terminates, and (ii) the date on which the options and stock appreciation rights otherwise terminate or expire in accordance with the applicable provisions of the Plan (disregarding this Section 2.7) and the Plan agreement; provided that the Committee may determine in its sole discretion such longer or shorter period for exercise in the case of an individual whose employment or service terminates solely because the individual's employer ceases to be an Affiliate or the individual transfers his or her employment or service with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may in its discretion determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) constitutes a termination of employment or service within the meaning of the Plan, and (B) the impact, if any, of any such leave on awards under the Plan theretofore made to a grantee who takes any such leave.

           (d) Death. In the event that the grantee's employment or service terminates by reason of death, or if the grantee's employment or service shall terminate as described in Section 2.7(c) and the grantee dies within the period for exercise provided for therein, the vested portion of his or her options and stock appreciation rights shall be exercisable by the person to whom the options and stock appreciation rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the grantee's death, and (ii) the date on which the options and stock appreciation rights otherwise terminate or expire in accordance with the applicable provisions of the Plan (disregarding this Section 2.7) and the Plan agreement.

           SECTION 2.8 SPECIAL ISO REQUIREMENTS.

           (a) In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code Section 424(a) applies.

           (b) If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant, and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

           (c) Notwithstanding any designation of an option as an incentive stock option, to the extent





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that the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year (under all plans of the Company and any parent or subsidiary corporations within the meaning of Code Section 424(a)) exceeds $100,000, such option shall be treated as a nonqualified stock option. The fair market value of such shares of Common Stock shall be determined as of the time the option with respect to such shares is granted. For purposes of applying this
Section 2.8(c), incentive stock options shall be taken into account in the order in which they were granted.

           SECTION 2.9 RESTRICTED STOCK AWARDS.

           (a) The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan to such key personnel, subject to the terms and provisions of the Plan and subject to such restrictions, terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by written Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Affiliate, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

           (b) Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee made any payment for a restricted stock award that does not vest, appropriate payment may be made to the grantee upon or following any such forfeiture on such terms and conditions as the Committee may determine.

           (c) Unless otherwise provided in the applicable Plan agreement, if a grantee's employment or service terminates for any reason (including death) before all of his or her restricted stock awards have vested, or in the event any conditions to the vesting of restricted stock are not satisfied by the deadline therefor, such awards shall terminate and expire on the day the grantee's employment or service terminates or on the day of such deadline, as the case may be, and such unvested shares shall be returned to the Company, all on such terms and conditions as the Committee may determine.

           (d) The Committee may provide that a certificate or certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such share or shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no share of restricted stock may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 3.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock represented by such restricted stock award without such restricted legend.

           (e) Except as the applicable Plan agreement may otherwise provide, a grantee shall have the right to vote and receive dividends on a restricted stock award granted under the Plan. To the extent provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, a restricted stock award shall be subject to the same restrictions as such restricted stock.

           (f) Notwithstanding the foregoing or any other provision of the Plan, no Plan agreement shall permit a restricted stock award to vest more than 10 years after the date of grant.



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                                  ARTICLE III

                                  MISCELLANEOUS

           SECTION 3.1 AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

           (a) The Board may, without stockholder approval, at any time and from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the person to whom such award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without stockholder approval:

               (i) materially increase the benefits accruing to grantees under the Plan;

               (ii) increase, beyond the amounts set forth in Section 1.5, the number of shares of Common Stock in respect of which options, unrelated stock appreciation rights and restricted stock awards may be issued under the Plan;

               (iii) modify the designation in Section 1.3 of the class of persons eligible to receive awards under the Plan;

               (iv) provide for the grant of options or stock appreciation rights having an option exercise price or appreciation base per share of Common Stock less than 100% of the fair market value of a share of Common Stock on the date of grant;

               (v) permit an option or unrelated stock appreciation right to be exercisable, or a restricted stock award to vest, more than 10 years after the date of grant; or

               (vi) extend the term of the Plan beyond the period set forth in Section 3.13.

           (b) With the consent of the grantee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment that would (i) accelerate the time or times at which an award may vest or be exercised, or (ii) extend the scheduled expiration date of the award.

           (c) Notwithstanding anything contained herein to the contrary, the Board retains the authority to amend the provisions of Section 2.1(b), provided that such amendments are not made more than once every six months other than (i) to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (ii) as otherwise provided in
Section 3.5 hereof.

           SECTION 3.2 RESTRICTIONS.

           (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

           (b) The term "Consent", as used herein with respect to any Plan Action, means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory




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organization or under any federal, state or local law, rule or regulation, (ii)
the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

           SECTION 3.3 NONTRANSFERABILITY. No option or stock appreciation right granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by the grantee.

           SECTION 3.4 WITHHOLDING TAXES.

           (a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right or upon the lapse of restrictions on restricted stock awards, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of a stock appreciation right or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

           (b) The Committee may, in its sole discretion, permit a grantee to satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld. Without limiting the generality of the foregoing: (i) the Committee may require, as a condition of accepting any such delivery of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under
Section 16(b) of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise of the award(s) giving rise to the withholding tax obligation (in which event the date of delivery shall be deemed to be the date the award(s) were exercised).

           SECTION 3.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to options under the Plan, the number of shares of Common Stock subject to options, unrelated stock appreciation rights and restricted stock awards theretofore granted under the Plan, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and all numerical limitations and specifications set forth in the Plan with respect to the award of options, unrelated stock appreciation rights and restricted stock awards, may be appropriately adjusted (as the Committee may determine) for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any options to purchase Common Stock, unrelated stock appreciation rights or restricted stock awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated, and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.





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


           SECTION 3.6 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment or service of such officer, director, employee or other person.

           SECTION 3.7 NO RIGHTS AS A STOCKHOLDER. No grantee or other person exercising an option or stock appreciation right shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or shares deliverable upon exercise of a stock appreciation right until the issuance of a stock certificate to the grantee or such other person for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of a restricted stock award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

           SECTION 3.8 NATURE OF PAYMENTS.

           (a) Any and all grants of options, stock appreciation rights or restricted stock awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

           (b) All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

           (c) By accepting an award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written contract with the grantee, whether any such contract is executed before or after the date of grant of the award.

           SECTION 3.9 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan,
(c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and (d) the treatment of leaves of absence pursuant to Section 2.7(c).

           SECTION 3.10 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

           SECTION 3.11 REORGANIZATION EVENTS.

           (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may, in its discretion, by written notice to a grantee, provide that the grantee's options and stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided, however, that if the Committee takes such action the Committee shall also accelerate the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable. The Committee also may, in its discretion, by written notice to a grantee, provide that the restrictions on the grantee's restricted stock awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

           (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

           SECTION 3.12 SECTION HEADINGS. The section headings contained herein are for convenience of reference only and are not intended to define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

           SECTION 3.13 EFFECTIVE DATE AND TERM OF PLAN.

           (a) The Plan shall be deemed adopted upon the approval thereof by the Board and shall become effective at such time as the Board shall determine; provided that, notwithstanding any other provision of the Plan to the contrary, no award made under the Plan shall be exercisable unless the Plan is approved, directly or indirectly, by (i) the express consent of stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the stockholders of the Company, within 12 months before or after the date the Plan is adopted.

           (b) The Plan shall terminate 10 years after the earlier of (i) the date on which it becomes effective, and (ii) the date on which it is approved by the stockholders of the Company, and no awards shall be made under the Plan after such termination date. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

           SECTION 3.14 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.






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